Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of September
                     Distribution Date of October 15, 1997
                            Servicer Certificate #6

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $429,123,844.62
Beginning Pool Factor                                           0.8798160

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,030,884.32
     Interest Collected                                     $3,620,906.94

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $604,242.84
Total Additional Deposits                                     $604,242.84

Repos / Chargeoffs                                            $646,660.05
Aggregate Number of Notes Charged Off                                  60

Total Available Funds                                      $15,178,940.50

Ending Pool Balance                                       $417,523,393.85
Ending Pool Factor                                              0.8560320

Servicing Fee                                                 $357,603.20

Repayment of Servicer Advances                                 $77,093.60

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,491,060.89
     Target Percentage                                               5.25%
     Target Balance                                        $21,919,978.18
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,571,082.71)
     Ending Balance                                        $21,919,978.18

Current Weighted Average APR:                                      10.203%
Current Weighted Average Remaining Term (months):                   43.79

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $2,655,721.01    2,049
                                31 - 60 days             $578,361.71      500
                                60+  days                $199,552.22      109

     Total:                                            $3,433,634.94    2,053

     Balances:                  60+  days              $5,355,051.66      109

Memo Item - Reserve Account
     Prior Month                                      $22,529,001.84
+    Invest. Income                                       $73,378.67
+    Excess Serv.                                        $888,680.38
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,491,060.89

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  September

                                                                                   NOTES
                                 (Money Market)
                                              TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                         $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       100.00%              0.00%              0.00%             0.00%
     Coupon                                                          5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $429,123,844.62
Ending Pool Balance                      $417,523,393.85

Collected Principal                       $10,953,790.72
Collected Interest                         $3,620,906.94
Charge - Offs                                $646,660.05
Liquidation Proceeds / Recoveries            $604,242.84
Servicing                                    $357,603.20
Cash Transfer from Reserve Account                 $0.00
Total Collections Avail for Debt Service  $14,821,337.30

Beginning Balance                        $429,123,844.62     $14,123,844.62    $221,500,000.00    $176,000,000.00    $17,500,000.00

Interest Due                               $2,332,206.15         $68,747.81      $1,172,104.17        $990,000.00       $101,354.17
Interest Paid                              $2,332,206.15         $68,747.81      $1,172,104.17        $990,000.00       $101,354.17
Principal Due                             $11,600,450.77     $11,600,450.77              $0.00              $0.00             $0.00
Principal Paid                            $11,600,450.77     $11,600,450.77              $0.00              $0.00             $0.00

Ending Balance                           $417,523,393.85      $2,523,393.85    $221,500,000.00    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                       0.0297             1.0000             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $13,932,656.92     $11,669,198.58      $1,172,104.17        $990,000.00       $101,354.17

Interest Shortfall                                 $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                             $888,680.38
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $23,491,060.89
(Release) / Draw                          ($1,571,082.71)
Ending Reserve Acct Balance               $21,919,978.18

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                     4                   3                   2                   1
                                  May-97                Jun-97              Jul-97              Aug-97              Sep-97
Beginning Pool Balance       $481,864,426.98        $468,447,395.87     $455,773,751.11     $442,621,361.35     $429,123,844.62

A)   Loss Trigger:
Principal of Contracts
  Charged Off                    $723,609.14            $196,160.57         $845,107.84       $1,132,211.21         $646,660.05
Recoveries                             $0.00            $161,723.67         $172,109.69         $556,540.30         $604,242.84


Total Charged Off (Months 5, 4, 3)                    $1,764,877.55
Total Recoveries (Months 3, 2, 1)                     $1,332,892.83
Net Loss / (Recoveries) for 3 Mos                       $431,984.72(a)

Total Balance (Months 5, 4, 3)                    $1,406,085,573.96(b)

Loss Ratio Annualized [(a/b) * (12)]                         0.3687%

Trigger:  Is Ratio > 1.5%                                        No
                                                                              Jul-97              Aug-97              Sep-97

B)   Delinquency Trigger:                                                 $3,269,807.92       $4,380,733.99       $5,355,051.66
     Balance delinquency 60+ days                                              0.71742%            0.98972%            1.24790%
     As % of Beginning Pool Balance                                            0.53280%            0.75002%            0.98502%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                            4.4942%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
            R. W. Cain
            Vice President and Treasurer